Exhibit 99.4

NOMAD POWER SOLUTIONS INC.	Nasdaq: NMAD

In this document, the terms “we,” “us,” “our,” the “Company” and “NOMAD” refer to NOMAD Power Solutions Inc., a Delaware corporation, and its subsidiaries, including NOMAD Transportable Power Systems, Inc.

Overview

The Company is an energy infrastructure equipment and services company focused on the design, manufacture, and deployment of transportable, utility-grade power and energy-storage systems. The Company’s systems are engineered to be delivered to a customer site, connected, and placed into operation in under one hour, without new grid interconnection, permitting, or civil works. The Company’s platform is intended to address circumstances in which available grid capacity is insufficient for a customer’s load, grid power is unavailable during planned maintenance or peak-hour restrictions, or demand charges and peak-hour rates render grid power uneconomical.

The Company conducts its transportable power business through its wholly-owned subsidiary, NOMAD Transportable Power Systems, and markets its systems under the Voyager platform.

The Company also maintains a life-sciences portfolio, including the protein phosphatase 2A inhibitor program (LB-100) advanced through LIXTE Biotechnology, and the electronically controlled proton therapy program (the LiGHT System) advanced through Liora Technologies. The life-sciences portfolio is described further under “Corporate Structure and Life-Sciences Portfolio” below.

Description of Business

Electricity users increasingly encounter circumstances in which the grid cannot deliver sufficient power at the time, location, or price required. Utilities may be unable to deliver the load a customer needs, or interconnection of new capacity may take years; planned maintenance, curtailment, or peak-hour restrictions may interrupt supply; and demand charges and peak-hour rates may make grid power uneconomical. The Company’s systems are intended to address each of these circumstances by delivering utility-grade power to the customer’s site on a rapidly deployable, relocatable basis.

Because the Company’s systems are delivered, connected, and placed into service without new permanent grid infrastructure, the Company markets them as a means of adding power capacity, bridging supply during outages and restricted windows, and shifting consumption from peak to off-peak periods to reduce demand charges. The Company’s systems have been deployed and operated on live utility grids.

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The Voyager Platform

The Company’s principal product line is the Voyager platform, a family of containerized, transportable power and energy-storage systems built on a common architecture and offered in three configurations. The Voyager platform is a mobile battery energy storage system (MBESS) designed to be energy-agnostic, i.e., it can charge from any power source (grid power, solar, wind, etc.), and be mobilized to various locations where power is needed. Each system is trailer-mounted in a 20-foot form factor, operates at 480 volts, and is designed to deploy in under one hour. The three configurations are set forth below:

Model	Continuous Power	Energy Storage	Deployment
Voyager Eagle	999 kW	2.0 MWh	Under 1 hour
Voyager Falcon	500 kW	2.0 MWh	Under 1 hour
Voyager Hawk	500 kW	1.0 MWh	Under 1 hour

The original and still operating fleet of NOMAD units utilizes NMC batteries. All 2026 models ordered and to be delivered use lithium iron phosphate (LFP) battery chemistry rated for a cycle life exceeding 6,000 cycles, with integrated fire safety. The continuous power of the systems details the maximum amount of power that can be charged/discharged and the energy storage numbers are the maximum amount of power the system can hold at any given time. The systems are designed to be relocatable across territories, sectors, and seasons.

Customers and Field Deployments

The Company has utility customers operating its systems across the United States, including referenceable Tier-1 utilities. Representative deployments include a peak-shaving installation for DSO Electric Cooperative, which the Company reports produces over $150,000 in seasonal savings and converted from a pilot to an outright purchase. The Company deployed a similar system (Traveler) with a major utility in Vermont, which the Company reports supported a customer’s operations through a six-hour planned outage in Essex, Vermont. The Company reports that certain pilots have converted into equipment purchases and multi-unit orders.

The Company’s other customer, partner, and program relationships include a California investor-owned utility, the U.S. Department of Energy, the Electric Power Research Institute, Missanabie Cree First Nation, Today’s Power, SparkCharge, and a strategic, non-exclusive partnership in the defense sector. The Company’s products are available for public-agency procurement under cooperative purchasing agreements with various partners and agents such as Sourcewell. The Company was awarded a $9.5 million grant from the Office of Electricity of the U.S. Department of Energy to deploy long-duration storage across five Justice40 communities in rural Vermont. The grant funds are deployed as expenses are incurred on a 50% cost-share basis.

The Market

Demand for additional power capacity is being driven in part by the expansion of artificial intelligence and data-center infrastructure, while the time required to connect new generation and storage to the grid has lengthened. The Company cites third-party data indicating that approximately 2.3 TW of generation and storage capacity is awaiting grid interconnection, that the median interconnection timeline has extended to approximately five to seven years from approximately two years historically, and that more than 100 GW of incremental demand from artificial intelligence and data centers is projected by 2035. The Company estimates the U.S. utility market at approximately 3,200 addressable utilities. This estimate refers to the number of investor-owned and cooperative electric utilities in the United States that the Company considers potential customers; it is not a dollar-denominated total addressable market figure, which the Company has not yet quantified.

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Marketing Plan

The Company generates, and intends to generate, revenue through equipment sales, third-party leasing and Energy-as-a-Service arrangements, OEM agreements with Rental companies, and network operations center (NOC) services, each of which is designed to scale with the Company’s installed fleet. The Company’s commercial strategy centers on converting utility pilots into multi-unit and repeat orders, expanding the installed fleet and the recurring services associated with it, and broadening deployment across additional applications and geographies. Applications marketed by the Company include peak shaving, utility grid resilience, renewable integration, electric-vehicle charging, backup and supplemental power for artificial intelligence and data-center facilities, and power for mining and other remote or off-grid operations.

Competition

The Company competes with providers of stationary battery energy-storage systems, diesel generator rentals, and emerging mobile battery energy-storage systems. The Company believes its principal competitive differentiation is the combination of mobility, utility-grade grid integration, and rapid deployment in a single platform, together with a recurring-revenue model spanning equipment sales, third-party leasing, Energy-as-a-Service, OEM Agreements with Rental companies, and network operations center services. The market in which the Company operates is competitive and evolving, and certain of the Company’s competitors have greater financial, technical, and marketing resources than the Company.

Competitors identified in industry sources include other providers of mobile, trailer-mounted battery energy-storage systems, such as Power Edison, POWR2, and Portable Electric; equipment-rental companies that offer battery or diesel generation on a rental basis, including United Rentals, Sunbelt Rentals, Herc Rentals, and Aggreko; and providers of fixed-site battery energy-storage systems, including Tesla (Megapack), Fluence, Wärtsilä, and Chinese manufacturers such as BYD, CATL, and Sungrow. Diesel generator rental remains a widely used incumbent solution for temporary and emergency power.

Intellectual Property

The Company relies on a combination of proprietary system design, controls and battery-management architecture, trade secrets, know-how, and, where applicable, patents, trademarks, and confidentiality and non-disclosure agreements to establish and protect its technology and brand.

The Company has five total patents submitted related to the Company’s technology, which have been submitted in the US, Canada, and the EU. Two patents have been awarded and three are pending in the US and all patents are currently pending in Canada and the EU. The awarded patents are as follows:

●	UTILITY-SCALE LITHIUM-ION BATTERY TRANSPORTERS – Patent # 12391084

●	ENERGY STORAGE UNIT DOCKING STATIONS – Patent # 12308650

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The Company has filed various trademarks to establish and protect the Company’s brand name and product names in the US, Canada, Mexico, and internationally. The Company’s filed trademark details are below:

●	Trademark Name: NOMAD

○	Registration Number: TMA1193625
○	Registration Date: August 9, 2023
○	Jurisdictions and Application Numbers

■	US - 90502036
■	Canada – 212064
■	Mexico – IR1601590

●	Trademark Name: NOMAD

○	Registration Number: 1601590
○	Registration Date: February 23, 2021
○	Jurisdictions and Application Numbers

■	International Registration – Madrid Agreement/Protocol – IR1601590

●	Trademark Name: NOMAD & Design

○	Registration Number: TMA1215655
○	Registration Date: December 22, 2023
○	Jurisdictions and Application Numbers

■	Canada - 2260975

Manufacturing and Supply Chain

The Company employs a modular manufacturing model for the entire product fleet, built on a shared component architecture designed to support repeatable, scalable production and national deployment through original-equipment-manufacturer and contract-manufacturing relationships.

CMP Advanced Mechanical Solutions assembles the Company’s systems in Montreal, QC, and Binghamton, NY, using lithium iron phosphate (LFP) battery cells, inverters, and trailer enclosures sourced from a limited number of suppliers. All key components are sourced, and the products are manufactured, to meet the domestic-content threshold under the Inflation Reduction Act, which affects customers’ eligibility for related investment tax credits. Changes in tariffs, foreign-entity-of-concern restrictions, or the availability of key components could affect the Company’s costs or its customers’ incentive eligibility.

Facilities

The Company’s principal executive offices are located at 433 Plaza Real, Suite 275, Boca Raton, Florida. The Company operates its core engineering staff and a network operations center, located at 5 Pilgrim Park Road in Waterbury, Vermont, from which it provides monitoring of its deployed fleet. The Company’s systems are produced through contract-manufacturing relationships.

Government Regulation

The Company’s systems and their deployment are subject to various federal, state, and local requirements, including electrical and product-safety standards, utility interconnection requirements, and regulations governing the transportation, handling, and storage of lithium-based batteries. Compliance with these requirements may affect the Company’s operations, and changes in such requirements could affect the Company’s business.

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Product-safety requirements applicable to the Company’s systems include UL 9540 (energy storage system) and UL 9540A (thermal-runaway fire-propagation) certification, installation requirements under NFPA 855 as adopted by state and local fire codes, and utility interconnection standards under IEEE 1547.

Because the Company’s systems are trailer-mounted lithium-ion equipment moved on public roads, they are also subject to U.S. Department of Transportation and Federal Motor Carrier Safety Administration requirements and to Pipeline and Hazardous Materials Safety Administration rules governing the transport of lithium-ion batteries (UN 3480/3536, Class 9), as well as equivalent Transport Canada requirements for cross-border deliveries. The Company’s products are intended to satisfy Inflation Reduction Act domestic-content requirements and are affected by foreign-entity-of-concern restrictions, both of which influence customers’ eligibility for related tax credits. End-of-life handling and recycling of lithium-ion batteries is subject to state extended-producer-responsibility laws and U.S. Environmental Protection Agency universal-waste rules.

Corporate Structure and Life-Sciences Portfolio

The Company conducts its transportable power business through its wholly-owned subsidiary, NOMAD Transportable Power Systems. In addition to its power infrastructure business, the Company advances a life-sciences portfolio. Through LIXTE Biotechnology, the Company advances LB-100, a small-molecule inhibitor of protein phosphatase 2A (PP2A) being evaluated in clinical trials in combination with immunotherapy and chemotherapy across multiple cancer indications. Through Liora Technologies, the Company advances the LiGHT System (Linac for Image Guided Hadron Therapy), an electronically controlled proton-therapy platform. The Company has indicated an intent to evaluate a disposition of its legacy life-sciences portfolio as it focuses on its transportable power business; the status and terms of any such disposition have not yet been determined.

Employees and Human Capital Resources

As of the date of this document, the Company had 18 full-time employees and estimates to have approximately 25 full-time employees by December 31, 2026. The Company also relies on outside consultants, advisors, and contract manufacturers with various technical skills and expertise. The Company’s ability to recruit power-electronics and high-voltage technicians, together with CDL-qualified drivers and field-service engineers, is affected by the relatively small regional labor pool in Vermont.

Legal Proceedings

The Company may from time to time be subject to legal proceedings and claims arising in the ordinary course of business.

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Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business strategy, strategic transformation, anticipated growth opportunities, future operations, financial position, capital resources, funding requirements, product development, commercialization plans, intellectual property strategy, regulatory approvals, market opportunities, anticipated customer demand, Nasdaq listing status, and other future events or expectations.

Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or the negative of these terms.

These forward-looking statements are based on management’s current expectations, estimates, assumptions, and projections as of the date hereof. While the Company believes these assumptions are reasonable, forward-looking statements are subject to numerous known and unknown risks, uncertainties, and other factors that could cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements.

These risks and uncertainties include, among others, the Company’s ability to execute its strategic plans; obtain necessary financing; develop and commercialize its products and technologies; maintain intellectual property protection; obtain regulatory approvals; maintain compliance with Nasdaq continued listing standards; attract customers and strategic partners; respond to competitive pressures; adapt to changes in market conditions; and the impact of general economic, geopolitical, regulatory, and capital market conditions.

Additional information concerning these and other risks can be found in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings available at www.sec.gov and on the Company’s website.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect new information, future events, changed circumstances, or otherwise.

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Business and Operating Risks

We operate in an extremely competitive industry and are subject to pricing pressures.

We compete with a number of major international manufacturers and distributors, as well as a large number of smaller, regional competitors. Due to excess capacity in some sectors of our industry and consolidation among industrial battery purchasers, we have been subjected to significant pricing pressures. We anticipate continued competitive pricing pressure as foreign producers are able to employ labor at significantly lower costs than producers in the U.S. and Western Europe, expand their export capacity and increase their marketing presence in our major Americas and European markets. Several of our competitors have strong technical, marketing, sales, manufacturing, distribution and other resources, as well as significant name recognition, established positions in the market and long-standing relationships with OEMs and other customers. Our ability to maintain and improve our operating margins depends on our ability to control and reduce our costs in addition to our ability to maintain business relationships with customers. If we are unable to offset pricing pressures, our profitability and cash flows could be adversely affected. We cannot assure you that we will be able to continue to control our operating expenses, to raise or maintain our prices or increase our unit volume, in order to maintain or improve our operating results.

Reliance on third party relationships and derivative agreements could adversely affect our business.

We depend on third parties, including suppliers, distributors, major financial institutions and other third party service providers, for key aspects of our business, including to manage risks of commodity cost volatility, foreign currency exposures and interest rate volatility. Failure of these third parties to meet their contractual, regulatory and other obligations to us, or the development of factors that materially disrupt our relationships with these third parties, could expose us to the risks of business disruption, higher commodity and interest costs, unfavorable foreign currency rates and higher expenses, which could have a material adverse effect on our business.

The distributed generation industry is emerging and our distributed generation offerings may not receive widespread market acceptance.

The implementation and use of distributed generation at scale is still relatively nascent, and we cannot be sure that potential customers will accept our services and solutions broadly. Enterprises may be unwilling to adopt our offerings over traditional or competing power sources for any number of reasons, including the perception that our technology is unproven, lack of confidence in our business model, unavailability of back-up service providers to operate and maintain the energy storage systems, and lack of awareness of our related products and services. Because this is an emerging industry, broad acceptance of our products and services is subject to a high level of uncertainty and risk. If the market develops more slowly than we anticipate, our business may be adversely affected.

Cost increases, supply disruptions or shortages of any of our battery components, such as electronic and mechanical parts, or the raw materials used in the production of such parts could adversely affect our business.

From time to time, we may experience increases in the cost or a sustained interruption in the supply or shortage of our components. For example, a global shortage and component supply disruptions of electronic and other battery components is currently being reported, and the full impact to us is not yet known. Additionally, the U.S. government has recently imposed, and is currently considering imposing, tariffs on certain trade partners. Other shortages and component supply disruptions could affect the supply of electronic components and raw materials (such as resins and other raw metal materials) that go into the production of our products. Cost increases or supply interruptions could materially and negatively impact our business, prospects, financial condition and operating results. The prices for our components fluctuate depending on market conditions and global demand and could adversely affect our business, prospects, financial condition and operating results. For instance, we are exposed to multiple risks relating to price fluctuations for battery cells. These risks include, but are not limited to:

● supply shortages caused by the inability or unwillingness of our suppliers and their competitors to build or operate component production facilities to supply the numbers of battery components required to support the rapid growth of the electric vehicle industry and other industries in which we operate as demand for such components increases;

● changes in import and export laws, including, but not limited to, sanctions, tariffs, and other economic measures;

● disruption in the supply of electronic circuits due to quality issues or insufficient raw materials;

● a decrease in the number of manufacturers of battery components; and

● an increase in the cost of raw materials.

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We are dependent on the continued supply of battery components for our products. To date, we have a limited number of fully qualified suppliers, and have limited flexibility in changing suppliers, though we are actively engaged in activities to qualify additional suppliers. Any disruption in the supply of battery components could temporarily disrupt production of our products until a different supplier is fully qualified.

The cost of our battery products depends in part upon the prices and availability of raw materials such as lead, lithium, nickel, cobalt or other metals. Lead is our most significant raw material and is used along with significant amounts of plastics, steel, copper and other materials in our manufacturing processes. We estimate that raw material costs account for over half of our cost of goods sold. The prices for these materials fluctuate and their available supply may be unstable, depending on market conditions and global demand for these materials, including as a result of increased global production of electric vehicles and energy storage products. Additionally, our suppliers may not be willing or able to reliably meet our timelines or our cost and quality needs, which may require us to replace them with other sources. Furthermore, fluctuations or shortages in petroleum and other economic conditions may cause us to experience significant increases in freight charges and other transportation costs. Any reduced availability of these raw materials or substantial increases in their prices may increase the cost of our components and consequently, the cost of our products. There can be no assurance that we will be able to recoup increasing costs of our components by increasing prices, which in turn could damage our brand, business, prospects, financial condition and operating results.

Volatile raw material costs can significantly affect our operating results and make period-to-period comparisons difficult. To reduce the volatility of our costs, we periodically enter into hedging arrangements for a portion of our projected lead requirements. However, we cannot assure you that we will be able to either hedge the costs or secure the availability of our raw material requirements at a reasonable level or, even with respect to our agreements that adjust pricing to a market-based index for lead, pass on to our customers the increased costs of our raw materials without affecting demand or that limited availability of materials will not impact our production capabilities. Our inability to raise the price of our products in response to increases in prices of raw materials due to pricing pressure, contract terms or other factors or to maintain a proper supply of raw materials could have an adverse effect on our business, financial position and results of operations.

Tariffs, economic sanctions and other changes in U.S. trade policy have in the past and could in the future trigger retaliatory actions by affected countries, and certain foreign governments have instituted or are considering imposing retaliatory measures on certain U.S. goods. Our business, like many other corporations, would be impacted by changes to the trade policies of the United States and foreign countries (including governmental action related to tariffs, international trade agreements, or economic sanctions). Such changes have the potential to adversely impact the U.S. economy or certain sectors thereof, the global economy, and our industry, and as a result, could have a material adverse effect on our business, financial condition and results of operations.

The failure to successfully implement efficiency and cost reduction initiatives, including restructuring activities, could materially adversely affect our business, financial position and results of operations, and we may not realize some or all of the anticipated benefits of those initiatives.

From time to time, we have implemented efficiency and cost reduction initiatives intended to improve our potential profitability and to respond to changes impacting our business and industry. We cannot assure you that our efficiency and cost reduction initiatives will be successfully or timely implemented, or that they will materially and positively impact our profitability. Because our initiatives involve changes to many aspects of our business, the associated cost reductions could adversely impact productivity and sales to an extent we have not anticipated. In addition, our ability to complete our efficiency and cost-savings initiatives and achieve the anticipated benefits within the expected time frame is subject to estimates and assumptions and may vary materially from our expectations, including as a result of factors that are beyond our control. Furthermore, our efforts to improve the efficiencies of our business operations and improve growth may not be successful. Even if we fully execute and implement these activities and they generate the anticipated cost savings, there may be other unforeseeable and unintended consequences that could materially adversely impact our profitability and business, including unintended employee attrition or harm to our competitive position. To the extent that we do not achieve the profitability enhancement or other benefits of our efficiency and cost reduction initiatives that we anticipate, our business, financial position and results of operations may be materially adversely affected.

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Our failure to introduce new products and product enhancements coupled with broad market acceptance of new technologies introduced by our competitors could adversely affect our business.

Many new energy storage technologies have been introduced over the past several years. For certain important and growing markets, including markets served by our Voyager business segment, lithium-based battery technologies have a growing market share. Our ability to achieve significant and sustained penetration of key developing markets, including markets served by our Voyager business segment, will depend upon our success in developing or acquiring these and other technologies and related raw materials and components, either independently, through joint ventures or through acquisitions. If we fail to develop or acquire, and manufacture and sell, products that satisfy our customers’ demands, or we fail to respond effectively to new product announcements by our competitors by quickly introducing competitive products, then market acceptance of our products could be reduced and our business could be adversely affected. We cannot assure you that our portfolio of primarily lead-acid products will remain competitive with products based on new technologies.

If we are not able to adequately protect our proprietary intellectual property and technology, we may lose any technological advantages and our business, financial position and results of operations may be materially adversely affected.

We rely on a combination of copyright, trademark, patent and trade secret laws, non-disclosure agreements and other confidentiality procedures and contractual provisions to establish, protect and maintain our proprietary intellectual property and technology and other confidential information. Certain of these technologies, are important to our business and are not protected by patents. Despite our efforts to protect our proprietary intellectual property and technology and other confidential information, unauthorized parties may attempt to copy or otherwise obtain and use our intellectual property and proprietary technologies. Successful cybersecurity attacks, data breaches, unauthorized exfiltration, unapproved use of machine learning or artificial intelligence tools, or other security incidents could result in the loss of intellectual property and key technological advantages. If we are unable to protect our intellectual property and technology, we may lose any technological advantage we currently enjoy and may be required to take an impairment charge with respect to the carrying value of such intellectual property or goodwill established in connection with the acquisition thereof. In either case, our business, financial position and results of operations may be materially adversely affected.

Relocation of our customers’ operations could adversely affect our business, financial condition and results of operations.

The trend by a number of our customers to move manufacturing operations and expand their businesses in faster growing and lower labor-cost markets may have an adverse impact on our business, financial condition and results of operations. These territories may be farther from our manufacturing plants, and there is a risk that these customers will source their energy storage products from competitors located in those territories and will cease or reduce the purchase of products from us. We cannot assure you that we will be able to compete effectively with our competitors located in those territories, whether by establishing or expanding our manufacturing operations in those territories or acquiring existing manufacturers in those territories.

Quality problems with our products could harm our reputation and erode our competitive position.

The success of our business depends upon the quality of our products and our relationships with customers. In the event that our products fail to meet our customers’ standards, our reputation could be harmed. This could result in the loss of customers, a decrease in revenue and a loss of market share. We cannot assure you that our customers will not experience quality problems with our products. Warranty, recall or product liability claims could also materially adversely affect our business and reputation. In our business, we are exposed to warranty and product liability claims. In addition, we may be required to participate in the recall of a product. If we fail to meet customer specifications for their products, we may be subject to product quality costs and claims, as well as adverse reputational impacts. A successful warranty or product liability claim against us, or a requirement that we participate in a product recall, could have a material adverse effect on our business, financial condition and results of operations.

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We offer our products under the Voyager brand name, the protection of which is important to our reputation for quality in the consumer marketplace.

We rely upon a combination of trademark, licensing and contractual covenants to establish and protect the brand name of our products. We have registered many of our trademarks in the U.S. Patent and Trademark Office and in other countries. In many market segments, our reputation is closely related to our brand names. Monitoring unauthorized use of our brand names is difficult, and we cannot assure you that the steps we have taken will prevent the unauthorized use of our brand names, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the U.S. We cannot assure you that our brand names will not be misappropriated or utilized without our consent. In the event of any such actions, our reputation and our business, financial condition and results of operations may be materially adversely affected.

Our growth strategy depends on our ability to continue to expand our market presence through acquisitions, and our business could be materially adversely affected if we are unable to identify suitable acquisition candidates, complete any proposed acquisitions or successfully integrate the businesses we acquire.

As part of our growth strategy, we depend on acquisitions of other product lines, technologies or facilities that complement or expand our existing business. Acquisitions involve numerous risks, including:

● inability to overcome significant competition for acquisition targets in the stored energy industry;

● inability to identify suitable acquisition candidates or negotiate attractive terms;

● difficulty obtaining the financing necessary to complete transactions we pursue;

● failure to identify all material issues through a customary due diligence investigation, and that material issues will arise later;

● difficulties in the assimilation of the operations, systems, controls, technologies, personnel, services and products of the acquired business;

● potential loss of key employees, customers, suppliers and distributors of the acquired business;

● diversion of our management’s attention from other business concerns;

● incurrence of additional debt or adverse tax and accounting consequences in connection with any acquisitions;

● failure to successfully integrate the acquired businesses in a timely manner, or at all;

● incurrence of significant unanticipated expenses associated with integration activities; and

● anticipated benefits of an acquisition not being realized fully or at all, or taking longer to realize than we expect.

The materialization of any of the foregoing risks could impair our ability to successfully execute our acquisition growth strategy, which could have a material adverse effect on our business.

If our electronic data is compromised, our business could be materially adversely affected.

We and our business partners maintain significant amounts of data electronically in locations around the world. This data relates to all aspects of our business, including current products and services and future products and services under development. This data also contains certain customer, supplier, partner and employee information. We maintain systems and processes designed to protect this data. However, notwithstanding such protective measures, there is a risk of intrusion, cyberattacks, tampering, theft, misplaced or lost data, programming or human errors that could compromise the integrity and privacy of this data, improper use of our systems, software solutions or networks, power outages, hardware failures, computer viruses, failure of critical computer systems, unauthorized access, use, disclosure, modification or destruction of information, defective products, production downtimes and operational disruptions, which in turn could adversely affect our business, financial condition and results of operations.

We provide confidential and proprietary information to our third-party business partners in certain cases where doing so is necessary to conduct our business. While we obtain assurances from those parties that they have systems and processes in place to protect such data and, where applicable, that they will take steps to assure the protections of such data by third parties, those partners may be subject to the same risks as we are.

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In particular, we and our third-party business partners experience cybersecurity incidents of varying degrees from time-to-time, including ransomware and phishing attacks as well as distributed denial of service attacks and the theft of data. Cyber threats are constantly evolving, are becoming more sophisticated and are being made by groups and individuals with a wide range of expertise and motives, and this increases the difficulty of detecting and successfully defending against them.

Any compromise of the confidential data of our customers, suppliers, partners, employees or ourselves, or failure to prevent or mitigate the loss of or damage to this data through breach of our information technology systems or other means could substantially disrupt our operations, harm our customers, employees and other business partners, damage our reputation, violate applicable laws and regulations, subject us to potentially significant costs and liabilities and result in a loss of business that could be material.

If we cannot keep pace with rapid developments in technology, the use of our products and services and, consequently, our revenues could decline.

Our business continues to demand the use of sophisticated systems and technology. These systems and technologies must be refined, updated and replaced with more advanced systems on a regular basis in order for us to meet our customers’ demands and expectations. We expect that new technologies applicable to our business will continue to emerge and may be superior to, or render obsolete, the technologies we currently use in our products and services. We cannot predict the effects of technological changes on our business, which technological developments or innovations will become widely adopted, and how those technologies may be regulated. Developing and incorporating new or updated systems and technologies into new and existing products and services may require significant investment, take considerable time and may not ultimately be successful. If we are unable to do so on a timely basis or within reasonable cost parameters, or if we are unable to appropriately and timely train our employees to operate any of these new systems or technologies, our business could be adversely affected. We also may not achieve the benefits that we anticipate from any new system or technology and a failure to do so could result in higher than anticipated costs and adversely affect our results of operations.

As we endeavor to expand our business, we will incur significant costs and expenses, which could outpace our cash reserves. Unfavorable conditions or disruptions in the capital and credit markets may adversely impact business conditions and the availability of credit.

We expect to incur additional costs and expenses in the future related to the continued development and expansion of our business, including in connection with expanding our manufacturing capabilities to significantly increase production capacity, developing our products, maintaining and enhancing our research and development operations, expanding our sales, marketing, and business development activities, and growing our project management, field services and overall operational capabilities for delivering projects. We do not know whether we will be able to reduce our manufacturing cost and grow our revenue rapidly enough to absorb these costs or the extent of these expenses or their impact on our results of operations.

Disruptions in the global capital and credit markets as a result of an economic downturn, economic uncertainty, changing or increased regulation, or failures of significant financial institutions could adversely affect our customers’ ability to access capital and could adversely affect our access to liquidity needed for business in the future. Our business could be hurt if we are unable to obtain additional capital as required, resulting in a decrease in our revenues and profitability.

Work stoppages or similar difficulties could significantly disrupt our operations, reduce our revenues and materially adversely affect our business.

A work stoppage at one or more of our facilities, whether caused by fire, flooding, epidemics, pandemics, military hostilities, government-imposed shutdowns, severe weather, including that caused by climate change, other natural disaster or otherwise, could have a material adverse effect on our business, financial condition and results of operations. In addition, some of our employees are represented by labor unions or works councils under collective bargaining agreements with varying durations and terms. Although we believe that our relations with our employees are strong, if our unionized workers were to engage in a strike, work stoppage or other slowdown in the future, we could experience a significant disruption of our operations. No assurances can be made that we will not experience work stoppages due to government directives, employee health concerns, and other types of conflicts with labor unions, works councils, and other similar groups in the future.

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A work stoppage at one or more of our suppliers could also materially and adversely affect our business if an alternative source of supply is not readily available. In addition, if one or more of our customers were to experience a work stoppage, that customer could cease or limit purchases of our products, which could have a material adverse effect on our business, financial condition and results of operations. In addition, the credit and default risk or bankruptcy of customers or suppliers as a result of work stoppages could likewise materially and adversely affect our business, financial condition and results of operations.

If we fail to manage our recent and future growth effectively, we may be unable to execute our business plan, maintain high levels of customer service, or adequately address competitive challenges.

We have experienced significant growth in recent periods and intend to continue to expand our business significantly within existing and new markets. This growth has placed, and any future growth may place, a significant strain on our management, operational and financial infrastructure. We will be required to expand, train and manage our growing employee base and scale and otherwise improve our IT infrastructure in tandem with that headcount growth. Our management will also be required to maintain and expand our relationships with customers, suppliers and other third parties and attract new customers and suppliers, as well as manage multiple geographic locations.

Our current and planned operations, personnel, customer support, IT, information systems and other systems and procedures might be inadequate to support future growth and may require us to make additional unanticipated investments in its infrastructure. Our success and ability to further scale our business will depend, in part, on our ability to manage these changes in a cost-effective and efficient manner. If we cannot manage our growth, we may be unable to take advantage of market opportunities, execute our business strategies, or respond to competitive pressures. This could also result in declines in quality or customer satisfaction, increased costs, difficulties in introducing new offerings, or other operational difficulties. Any failure to effectively manage growth could adversely impact our business and reputation.

Our customer relationships, business, financial results, and reputation may be adversely impacted due to events and incidents relating to storage, delivery, installation, operation, maintenance, and shutdowns of our energy storage solutions.

Our customer relationships, business, financial results, and reputation may be adversely impacted due to events and incidents relating to storage, delivery, installation, operation, and shutdowns of our energy storage solutions, including events and incidents outside of our control. We are subject to various risks as a result of the size, weight, technology, and sophisticated nature of our energy storage solutions, including exposure to production, delivery, supply chain, inventory, installation, and maintenance issues. Such issues may, and from time to time have, result in financial losses, including losses resulting from our failure to deliver or install our energy storage solutions on a contractually agreed timeframe, or losses resulting from agreed warranty or indemnity terms. Furthermore, issues and incidents involving our customers or their facilities at which our energy storage solutions are located, including damage from fires, whether or not attributable to our energy storage solutions, has had and may in the future have an adverse effect on our reputation and customer relationships and has and may in the future lead to litigation. Any of these developments could have a material adverse effect on our business, financial condition, and results of operations.

Risks Related to Our Financial Resources and Capital Needs

Any acquisitions that involve the issuance of our equity securities may dilute our stockholder ownership interests, reduce the market price of our stock, or both, and as a result our business, financial condition and results of operations could be adversely affected.

Future acquisitions may involve the issuance of our equity securities as payment, in part or in full, for the businesses or assets acquired. Any future issuances of equity securities may dilute our stockholders’ proportionate ownership interests in Nomad. In addition, the benefits derived by us from an acquisition might not outweigh or exceed the dilutive effect of any issuance of equity securities in connection with the acquisition. We cannot predict or estimate the amount or timing of any future acquisitions or related issuances of equity securities. Our stockholders bear the risk of any such future offerings reducing the market price of our stock and diluting their proportionate ownership interests in Nomad.

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There is substantial doubt about our ability to continue as a going concern.

The Company has no significant recurring source of revenue and has used cash in operating activities since inception. As a result, management has concluded, and our independent registered public accounting firm has agreed with our conclusion, that there is substantial doubt regarding the Company’s ability to continue as a going concern for a period of at least 12 months beyond the filing of this Current Report on Form 8-K. As a result, the report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2025, includes an explanatory paragraph regarding the existence of substantial doubt about our ability to continue as a going concern.

We need significant additional financing to fund our operations and complete the development and commercialization of our Voyager product and new product offerings. If we are unable to raise capital when needed, we could be forced to delay, reduce or eliminate our product development programs or commercialization efforts.

We expect that our existing cash resources and customer revenues will provide sufficient working capital resources to fund our operations, including the development of Voyager and LFP battery platform, through December 31, 2026. The Company estimates that it will need to raise additional capital to fund its operations by December 31, 2026, to be able to proactively manage its current business plan during 2027. In addition, our operating plan might change as a result of many factors currently unknown to us, including possible additional company acquisitions, production capacity, raw material costs, advanced systems and technology, and we might need additional funds sooner than planned. The Company is considering various strategies and alternatives to obtain the required additional capital.

We expect to expend substantial resources for the foreseeable future to continue the development of Voyager, LFP battery platform and new product offerings. These expenditures will include costs associated with product development, supply chain, marketing, increased payroll, obtaining regulatory approvals and manufacturing of products.

Budgets and future capital requirements depend on many factors, including:

●	our operating expenses
●	costs of raw materials.
●	supply shortages
●	production capacity
●	enhancing research and development
●	third parties’ failure to meet contractual commitments
●	economic downturn

Additional funds might not be available when we need them on terms that are acceptable to us, or at all. We have no committed source of additional capital. If adequate funds are not available to us on a timely basis, we might not be able to continue as a going concern or we might be required to delay, limit, reduce, or terminate our establishment of sales and marketing capabilities or other activities that may be necessary to commercialize our lead product candidate and new product offerings.

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